UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2008 (March 7, 2008)

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Market Place Baltimore, MD	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 468-3500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2008, the Board of Managers of Constellation Energy Partners LLC (the “Company”) appointed Stephen R. Brunner, the Chief Operating Officer of the Company since February 2008, President and Chief Executive Officer of the Company, effective March 14, 2008. Mr. Brunner will succeed Felix J. Dawson, who will remain Chairman of the Board of Managers of the Company. Mr. Brunner will remain the Chief Operating Officer of the Company and a Managing Director of Constellation Energy Commodities Group, Inc. (“CCG”). He will also become a non-voting advisory member of the Board of Managers. Mr. Brunner, age 49, served as Executive Vice President, Operations of Pogo Producing Company, an oil and gas exploration company, from 2001 until November 2007.

On March 7, 2008, Angela A. Minas resigned as Chief Financial Officer, Chief Accounting Officer and Treasurer of the Company effective March 14, 2008. In connection with the resignation of Ms. Minas, effective March 14, 2008, the Board of Managers appointed Charles C. Ward as Chief Financial Officer and Treasurer of the Company and Michael B. Hiney as Chief Accounting Officer of the Company. Mr. Ward, age 47, has served as a Vice President of CCG since November 2005. Prior to that time, he was a Vice President of Enron North America Corp. from March 2000 to November 2005. Mr. Hiney, age 39, has served as the Controller of the Company and a Vice President of CCG since July 2006. Prior to joining the Company, he was a Director and Assistant Controller of El Paso Exploration & Production Company from 2004 to June 2006 and a Director – Financial Reporting of El Paso Exploration & Production Company from 2001 to 2004.

A copy of the Company’s press release announcing the management changes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: March 13, 2008	By:	/s/ Stephen R. Brunner
Stephen R. Brunner
Chief Operating Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 13, 2008.